Exhibit 4.15




                   AMENDMENT NO. 3 AND WAIVER
                               TO
                         NOTE AGREEMENT



     This Amendment No. 3 and Waiver (the "Amendment") to that certain Note Agreement, dated as of August 30, 1991, between Storage Technology Corporation, a Delaware corporation (the "Company"), and the purchasers listed in the Purchaser Schedule attached thereto, as amended by Amendment No. 1, and dated as of April 1, 1994, and Amendment No. 2, dated as of April 2, 1994 (the "Note Agreement") is entered into as of January 25, 1996 by and between the Company, StorageTek Financial Services Corporation, a Delaware corporation ("SFSC") and the holders of the Company's 9.53% Senior Secured Notes due August 31, 1996 ("Notes") which are signatories hereto. Capitalized terms defined in the Note Agreement which are used herein shall have the meanings set forth in the Note Agreement unless otherwise specified herein.

                          WITNESSETH:
                          -----------

     WHEREAS, pursuant to paragraph 11C of the Note Agreement, the Company and SFSC have requested certain amendments to the prepayment provisions set forth in paragraphs 4A and 4B and the covenants contained in paragraphs 5P and 6B of the Note Agreement and the holders of the Notes ("Holders") which are signatories hereto have agreed, subject to the terms and conditions contained herein, to amend such provisions as set forth herein.

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. AMENDMENTS TO NOTE AGREEMENT. Subject to the terms and conditions specified herein, the Agreement is amended as of January 25, 1996 as follows:

     1.1 Certain subparagraphs set forth in paragraph 4 of the Note Agreement are hereby amended as follows:

     (a) Paragraph 4A of the Note Agreement is hereby amended and restated in its entirety as set forth below:

               "4A. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE PREMIUM. The Notes shall be subject to prepayment, in whole or in part (in multiples of $5,000,000), upon delivery of written notice pursuant to paragraph 4B given no later than the fifth Business Day prior to the proposed prepayment date, at the option of the Obligors, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Premium, if any, with respect to each Note."

     (b) Paragraph 4B of the Note Agreement is hereby amended and restated in its entirety as set forth below:

               "4B. NOTICE OF OPTIONAL PREPAYMENT. The Obligors making any prepayment under this paragraph 4 shall give the Holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4A not less than 5 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such Holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4A and setting forth in reasonable detail such Obligor's calculation of the Yield-Maintenance Premium, if any, which is required to be paid to such Holder on such prepayment date. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Premium, if any, herein provided, shall become due and payable on such prepayment date.

     1.2 Paragraph 6B of the Note Agreement is hereby amended by amending the definition of "Consolidated Net Income Available for Restricted Payments" by inserting the parenthetical "(excluding restructuring charges of up to $150,000,000 taken by the Company during the fiscal quarter ended December 29, 1995)" at the end of clause (i) thereof.

     2. WAIVER. Subject to the terms and conditions specified herein, the Holders which are signatories hereto hereby waive the Obligor's compliance with paragraph 5P of the Note Agreement solely with respect to the scheduled termination of the Revolving Loan Agreement, and the Obligors entering into another revolving credit agreement in lieu thereof on or before March 31, 1996, secured by certain assets of the Obligors, including but not limited to sales agreements and the related equipment, with Bank of America, National Trust and Savings Association, and certain other parties; provided, however, that this waiver shall be effective only if (i) such revolving credit agreement contains substantially the same terms as those in the Revolving Loan Agreement relating to the release of property from the security interest of the Bank Agent in order to permit the Company or SFSC to grant a security interest in such property to the Collateral Agent and
(ii) a copy of such revolving credit agreement is delivered to the holders of the Notes promptly after its execution.

     3. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to satisfaction of the following conditions on or before January 25, 1996 (the date upon which such conditions are satisfied being called the "Effective Date"):

     3.1 EXECUTION AND DELIVERY OF AMENDMENT BY HOLDERS. This Amendment shall have been executed and delivered by the Company, SFSC and holders of all of the outstanding Notes.

     3.2 REPRESENTATIONS AND WARRANTIES BY THE COMPANY; NO DEFAULT. The representations and warranties contained in Section 4 hereof and in paragraph 8 of the Note Agreement shall be true on and as of the Effective Date (and for purposes of this Amendment all references in such representations and warranties to "date of closing" or "closing" shall mean the Effective Date), both before and after giving effect to the effectiveness of this Amendment; there shall exist on the Effective Date no Event of Default or Default, both before and after giving effect to the effectiveness of this Amendment; and the Company and SFSC shall have delivered to the Holders an Officer's Certificate, dated the Effective Date, to both such effects and demonstrating (with computations in reasonable detail) compliance as of the last fiscal month or quarter as the case may be with Paragraphs 6E, 6F, 6G, 6H and 6I (after taking into effect this Amendment) of the Note Agreement.

     3.3 CERTAIN PAYMENTS. The Obligors shall have paid all expenses payable by the Obligors pursuant to paragraph 11B of the Agreement relating to the fees and expenses of the Holders to the extent the Obligors have received an invoice therefor.

     3.4 AMENDMENT PERMITTED BY APPLICABLE LAWS. The transactions contemplated by this Amendment shall not violate any applicable law or governmental regulation and shall not subject the Holders to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Holders shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     3.5 PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Holders which are signatories hereto, and the Holders shall have received all such counterpart originals or certified or other copies of such documents as the Holders which are signatories hereto may reasonably request.

     4. REPRESENTATIONS AND WARRANTIES. Each of the Company and SFSC represents, covenants and warrants:

     4.1 POWER AND AUTHORITY. Each of the Company and SFSC is a corporation duly organized and existing in good standing under the laws of the state of its incorporation. Each of the Company and SFSC has all requisite corporate power to conduct its business as currently conducted and as currently proposed to be conducted. Each of the Company and SFSC has all requisite corporate power to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance by the Company and SFSC of this Amendment has been duly authorized by all requisite corporate action on the part of the Company and SFSC. Each of the Company and SFSC has duly executed and delivered this Amendment, and this Amendment constitutes the legal, valid and binding obligation of the Company and SFSC, enforceable against the Company and SFSC in accordance with its terms.

     4.2 NO CONFLICTS. Neither the execution and delivery of this Amendment by the Company and SFSC, nor the consummation of the transactions contemplated hereby, nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company, SFSC or any Subsidiary pursuant to, the charter or by-laws of the Company or SFSC, or any such Subsidiary, any award of any arbitrator or any agreement (including any Assigned Contract and agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company, SFSC or any such Subsidiary is subject.

     4.3 GOVERNMENTAL CONSENT. No circumstance in connection with this Amendment is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Amendment or fulfillment of or compliance with the terms and provisions hereof or thereof.

     5.   REFERENCE TO THE EFFECT ON THE AGREEMENT.

     (a) Upon the effectiveness of this Amendment, (i) each reference, if any, in the Note Agreement to "this Agreement," "hereunder," "hereof," or words of like import shall mean and be a reference to the Note Agreement as amended hereby and (ii) each reference to the Note Agreement in the other Transaction Documents shall mean and be a reference to the Note Agreement, as amended hereby.

     (b) Except as specifically amended above, the Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to any provision of the Note Agreement nor a waiver of any right, power or remedy of the Holders, nor constitute a waiver of any provision of the Note Agreement or any other document, instrument or agreement executed and delivered in connection with the Note Agreement.

     6. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

     7. GOVERNING LAW. This Amendment has been delivered in and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois.

     8. COUNTERPARTS. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.


                  [Signature pages to follow]


     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first written above.


     STORAGE TECHNOLOGY CORPORATION

     By:   /s/ Mark D. McGregor
          -----------------------------
               Mark D. McGregor
     Title:    Treasurer


     STORAGETEK FINANCIAL SERVICES CORPORATION

     By:   /s/ Robert J. Kali
          -----------------------------
               Robert J. Kali
     Title:    Vice President and Chief Operating Officer



                                                       AGGREGATE PRINCIPAL
                                                       AMOUNT OF NOTES HELD
     THE TRAVELERS INSURANCE COMPANY


     By:   /s/ John W. Petchler                             $ 19,000,000
          -----------------------------
               John W. Petchler
     Title:    Second Vice President


     THE TRAVELERS INDEMNITY COMPANY

     By:   /s/ John W. Petchler                             $  2,000,000
          -----------------------------
               John W. Petchler
     Title:    Second Vice President


     THE PHOENIX INSURANCE COMPANY

     By:   /s/ John W. Petchler                             $  7,000,000
          -----------------------------
               John W. Petchler
     Title:    Second Vice President



     THE TRAVELERS INDEMNITY COMPANY OF
     CONNECTICUT, SUCCESSOR OF THE TRAVELERS
     INDEMNITY COMPANY OF RHODE ISLAND

     By:   /s/ John W. Petchler                             $  1,000,000
          -----------------------------
               John W. Petchler
     Title:    Second Vice President


     THE TRAVELERS LIFE AND ANNUITY COMPANY

     By:   /s/ John W. Petchler                             $  1,000,000
          -----------------------------
               John W. Petchler
     Title:    Second Vice President


     PRINCIPAL MUTUAL LIFE INSURANCE
       COMPANY

     By:   /s/ James C. Fifield                             $ 20,000,000
          -----------------------------
               James C. Fifield
     Title:    Counsel

     By:   /s/ Christopher J. Henderson
          -----------------------------
               Christopher J. Henderson
     Title:    Counsel


     CUMMINGS & CO.
     FOR THE TRUSTEED ASSETS OF
     CANADA LIFE INSURANCE COMPANY
     OF AMERICA

     By:   /s/ Wilfredo Cuevas                              $    500,000
          -----------------------------
               Wilfredo Cuevas
     Title:    Partner




     INCE & CO.
     FOR THE TRUSTEED ASSETS OF
     CANADA LIFE INSURANCE COMPANY
     OF NEW YORK

     By:   /s/ Henry Von Saspe                              $    500,000
          -----------------------------
               Henry Von Saspe
     Title:    Partner


     INCE & CO.
     FOR THE TRUSTEED ASSETS OF
     THE CANADA LIFE ASSURANCE COMPANY

     By:   /s/ Henry Von Saspe                              $  4,000,000
          -----------------------------
               Henry Von Saspe
     Title:    Partner